UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

December 30, 2014 (December 22, 2014)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30407	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 22, 2014, Sonic Foundry, Inc. issued 35,905 and 38,987 shares of common stock to Mark D. Burish and Andrew D. Burish, respectively. The shares were issued at a price of approximately $8.36 per share, representing the twenty-day average closing price on the period ending December 18, 2014. On December 22, 2014, the closing price of the Company’s common stock was $7.68 per share. The shares were issued pursuant to the Company’s outstanding shelf registration statement dated December 14, 2012 and are restricted from any sale, distribution or pledge of any kind for a two year period ending December 22, 2016. Messrs. Mark and Andrew Burish also received warrants to purchase 35,905 and 38,987 shares of common stock at an exercise price of $14.00 per share, respectively, which expire on December 22, 2019.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Subscription Agreement

10.2	Form of Lock-Up Agreement

10.3	Form of Warrant Agreement

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Form of Subscription Agreement.

10.2	Form of Lock-Up Agreement

10.3	Form of Warrant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.

(Registrant)

December 30, 2014	By: /s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer